Exhibit 11.1 Statement regarding computation of earnings per share.

The Company computes earnings per share in accordance with FAS No. 128, Earnings Per Share. For the three and nine month periods ended September 30, 1997, the Company was required to pay dividends on it's outstanding preferred convertible stock. Such preferred stock was converted into common stock on June 30, 1997. The preferred dividend requirements for the periods in which the preferred stock was outstanding have been added to the loss from continuing operations to arrive at net loss available to common shareholders in calculating basic earnings per share.

The Company has stock options and warrants outstanding which were not included in the computation of diluted earnings per share for the nine month period ended September 30, 1997 because to do so would have been anti-dilutive for periods presented. Such options and warrants were included in the computation of diluted earnings per share for the three and nine month periods ended September 30, 1998 and the three month period ended September 30, 1997.

Weighted-average shares for the three months ended September 30, 1997 is calculated as follows:

                     Dates                             Shares              Fraction                Weighted
                  Outstanding                       Outstanding           of Period              Average Shares
                  -----------                       -----------           ---------              --------------
July 1-July 9                                           11,469,780           9/92                   1,122,044
Exercise of stock warrant on July 10                        25,000
                                                ---------------------

July 10                                                 11,494,780           1/92                     124,943
Issuance of common stock on July 11                      1,733,000
                                                ---------------------

July 11-August 14                                       13,227,780          35/92                   5,032,308
Issuance of common stock on August 15                    1,544,509
                                                ---------------------

August 15-August 28                                     14,772,289          14/92                   2,247,957
Issuance of common stock on August 29                    4,166,666
                                                ---------------------

August 29-September 10                                  18,938,955          13/92                   2,676,157
Issuance of common stock on September 11                    79,856
                                                ---------------------

September 11-September 30                               19,018,811          20/92                   4,134,524
                                                ---------------------                     ---------------------

Weighted average shares                                                                            15,337,933
                                                                                          =====================


Weighted-average shares for the nine months ended September 30, 1997 is calculated as follows:

                     Dates                             Shares              Fraction                Weighted
                  Outstanding                       Outstanding           of Period             Average Shares
                  -----------                       -----------           ---------             --------------
January 1-May 1, 1997                                    3,758,671         121/273                  1,665,931
Issuance of common stock on May 2                        3,387,187
                                                ---------------------

May 3-June 29                                            7,145,858          59/273                  1,544,343
Conversion of preferred stock on June 30                 4,323,922
                                                ---------------------

June 30-July 9                                          11,469,780          10/273                    420,138
Exercise of stock warrant on July 10                        25,000
                                                ---------------------

July 10                                                 11,494,780           1/273                     42,105
Issuance of common stock on July 11                      1,733,000
                                                ---------------------

July 11-August 14                                       13,227,780          35/273                  1,695,869
Issuance of common stock on August 15                    1,544,509
                                                ---------------------

August 15-August 28                                     14,772,289          14/273                    757,553
Issuance of common stock on August 29                    4,166,666
                                                ---------------------

August 29-September 10                                  18,938,955          13/273                    901,855
Issuance of common stock on September 11                    79,856
                                                ---------------------

September 11-September 30                               19,018,811          20/273                  1,393,319
                                                ---------------------                     ---------------------

Weighted average shares                                                                             8,421,113
                                                                                          =====================



Weighted-average shares for the three months ended September 30, 1998 is calculated as follows:

                     Dates                             Shares              Fraction                 Weighted
                  Outstanding                       Outstanding           of Period              Average Shares
                  -----------                       -----------           ---------              --------------
July 1-July 5                                             22,870,603         5/92                    1,242,968
Exercise of options on July 6                                 15,500
                                                ---------------------

July 6-July 12                                            22,886,103         7/92                    1,741,334
Issuance of common stock on July 13                          191,491
                                                ---------------------

July 13-July 22                                           23,077,594        10/92                    2,508,434
Exercise of options on July 23                                 9,900
                                                ---------------------

July 23-August 4                                          23,087,494        13/92                    3,262,363
Issuance of common stock on August 5                         178,519
                                                ---------------------

August 5-August 10                                        23,266,013         6/92                    1,517,349
Issuance of common stock on August 11                        349,091
                                                ---------------------

August 11-September 30                                    23,615,104        51/92                   13,090,982
                                                ---------------------                     ---------------------

Weighted average shares                                                                             23,363,430
                                                                                          =====================

Weighted-average shares for the nine months ended September 30, 1998 is calculated as follows:

                     Dates                              Shares             Fraction                Weighted
                  Outstanding                        Outstanding          of Period             Average Shares
                  -----------                        -----------          ---------             --------------
January 1 - January 29                                     20,574,626       29/273                  2,185,583
Issuance of common  stock on January 30                       365,957
                                                 ---------------------

January 30 - April 2                                       20,940,583       63/273                  4,832,442
Retirement of common stock on April 3                        (20,833)
                                                 ---------------------

April 3 - May 4                                            20,919,750       32/273                  2,452,132
Issuance of common stock on May 5                           1,072,165
                                                 ---------------------

May 5 - June 16                                            21,991,915       43/273                  3,463,928
Issuance of common stock on June 17                           878,688
                                                 ---------------------

June 17 - July 5                                           22,870,603       19/273                  1,591,727
Exercise of options on July 6                                  15,500
                                                 ---------------------

July 6-July 12                                             22,886,103        7/273                    586,823
Issuance of common stock on July 13                           191,491
                                                 ---------------------

July 13-July 22                                            23,077,594       10/273                    845,333
Exercise of options on July 23                                  9,900
                                                 ---------------------

July 23-August 4                                           23,087,494       13/273                  1,099,404
Issuance of common stock on August 5                          178,519
                                                 ---------------------

August 5-August 10                                         23,266,013        6/273                    511,341
Issuance of common stock on August 11                         349,091
                                                 ---------------------

August 11-September 30                                     23,615,104       51/273                  4,411,613
                                                 ---------------------                   ---------------------

Weighted average shares                                                                            21,980,326
                                                                                         =====================

                                                    Three months ended                Nine months ended
                                                        September 30,                   September 30,
                                                        -------------                   -------------
                                                    1998             1997            1998            1997
                                                    ----             ----            ----            ----
Weighted-average shares:                         23,363,430       15,337,933      21,980,326       8,421,113
Plus:  Incremental shares from
assumed conversions of warrants and               1,182,472        1,699,484       1,319,693           -----
options
                                              --------------   --------------  --------------  --------------

Adjusted weighted average shares
                                                 24,545,902       17,037,417      23,300,019       8,421,113
                                              ==============   ==============  ==============  ==============

Income for EPS Computation                          Three months ended                Nine months ended
                                                       September 30,                    September 30,
                                                       -------------                    -------------
                                                  1998            1997              1998             1997
                                                  ----            ----              ----             ----
Income (loss) from continuing operations      $   1,221,158   $      12,158     $   3,227,036   $    (255,908)
Preferred stock dividend  requirement                                                                (385,000)
                                                      -----           -----             -----
                                              --------------  --------------    --------------  ---------------

Income (loss) available to common                 1,221,158          12,158         3,227,036        (640,908)
shareholders

Loss from discontinued operations                     -----           -----             -----     (13,570,374)
                                              --------------  --------------    --------------  ---------------

Net income (loss) available to common
shareholders                                  $   1,221,158   $      12,158     $   3,227,036   $  (14,211,282)
                                              ==============  ==============    ==============  ===============

The basic EPS computation is as follows:

                                                    Three months ended               Nine months ended
                                                       September 30,                    September 30,
                                                       -------------                    -------------
                                                   1998            1997            1998             1997
                                                   ----            ----            ----             ----
Income (loss) per common share - basic:

   Continuing operations                       $        0.05   $       -----   $        0.15    $       (0.08)
   Loss from discontinued operations                   -----           -----           -----            (1.61)
                                               --------------  --------------  --------------   --------------

         Total                                 $        0.05   $       -----   $        0.15    $       (1.69)
                                               ==============  ==============  ==============   ==============

The diluted EPS computation is as follows:

                                                    Three months ended               Nine months ended
                                                      September 30,                    September 30,
                                                      -------------                    -------------
                                                  1998             1997            1997            1997
                                                  ----             ----            ----            ----
Income (loss) per common share - diluted:

   Continuing operations                      $        0.05    $       -----   $        0.14   $       (0.08)
   Loss from discontinued operations                  -----            -----           -----           (1.61)
                                              --------------   --------------  --------------  --------------

         Total                                $        0.05    $       -----   $        0.14   $       (1.69)
                                              ==============   ==============  ==============  ==============

The equation for computing (basic and diluted) EPS is:

                 Income available to common stockholders
          ---------------------------------------------------
                       Weighted-average shares

                      TRANSIT GROUP, INC. AND SUBSIDIARIES
                      Exhibit 27 - Financial Data Schedule